                                                               EXHIBIT 10.03

                       AMENDMENT AND EXTENSION AGREEMENT



                 AGREEMENT made as of March 22, 1995 between GREY ADVERTISING INC., a Delaware corporation with principal offices at 777 Third Avenue, New York, New York 10017 ("Grey"), and EDWARD H. MEYER, residing at 580 Park Avenue, New York, New York ("Meyer").

                 Meyer is employed by Grey as its President, Chairman of the Board and Chief Executive Officer pursuant to an employment agreement first executed effective February 9, 1984, which agreement has been amended from time to time (such agreement, as so amended, being hereinafter referred to as the "Current Agreement").

                 The parties desire to amend the Current Agreement in certain respects.

                 NOW, THEREFORE, in consideration of the foregoing, the parties hereby agree as follows:

                 1. Capitalized Terms. Capitalized terms used herein shall, unless otherwise defined herein, have the meanings ascribed to such terms in the Current Agreement.

                 2. Term. The Term of the Current Agreement shall be extended to December 31, 2002.

                 3. Deferral of Compensation. (a) Notwithstanding anything to the contrary contained in the Current Agreement, payment of the following compensation or benefits payable or provided to Meyer by Grey in any taxable year pursuant to the Current Agreement or otherwise (such compensation and benefits being referred to herein as "Excess Payments") shall be deferred and shall be treated in accordance with paragraphs (b) and (c) below:

         (1) all cash compensation payable from March 22, 1995 through December 31, 1995; and

         (2) for taxable years after 1995, all compensation and benefits in excess of a value elected by Meyer in writing prior to the commencement of the applicable tax year (in the absence of any such election, such value shall be deemed to be $1 million); provided, however, that any such election shall not be given effect to the extent it would cause the payment of any compensation or the provision of any benefits to Meyer by Grey not to be deductible to Grey by reason of Section 162(m) of the Internal Revenue Code of 1986, as amended.

For purposes of the preceding sentence, the value of non-cash taxable benefits shall be estimated by Grey and Grey may elect to treat such estimated value as having been provided to Meyer at the beginning of the taxable year so that Excess Payments consist solely of cash amounts that would otherwise have been paid to Meyer in such taxable year. For purposes of clause (2) above, Excess Payments in respect of a taxable year shall be treated as payable or provided only after all other compensation and benefits in respect of such taxable year have been paid or provided to Meyer.

                 (b) On the last day of the month in which Excess Payments would otherwise be paid or provided to Meyer, Grey shall credit to a book reserve (the "Account") established for this purpose, an amount equal to the Excess Payments (net of any amounts required to be withheld by Grey for Medicare or other taxes). At the same time or as soon as practicable thereafter, an amount equal to the Excess Payments (net of any required withholding for Medicare taxes) shall be transferred by Grey to a grantor trust ("Trust") established by Grey pursuant to the Trust Agreement, substantially in the form of Exhibit A hereto (the "Trust Agreement"). The Account shall be debited with amounts representing all losses of and distributions from the Trust and shall be credited with all earnings of and deposits to the Trust.
The extent of Grey's obligation to make payments with respect to Excess Payments shall be limited to the amount reflected in the Account, as debited and credited in accordance with this Agreement. To the extent that Grey is required to withhold Medicare or other taxes in respect of credits to the Account representing earnings of the Trust prior to distribution of such earnings to Meyer pursuant to paragraph (c) below, Grey and Meyer may agree that such withholding obligation shall be satisfied from amounts otherwise payable to Meyer pursuant to the Current Agreement (after taking into account the deferrals hereunder) and, in the absence of such agreement, such withholding obligation shall be satisfied from amounts held in the Trust. Grey agrees to perform all of its obligations under Sections 8(f) and 9 of the Trust Agreement.

                 (c) As soon as reasonably practicable following the expiration of the Term or, if earlier, Meyer's termination of employment by reason of death or disability, and upon advance notice to Meyer (or to his beneficiary or estate, if applicable), Grey shall cause the Trust to distribute to Meyer (or his beneficiary or estate, in the event of his death) in cash or in kind a lump sum amount equal to the amount then credited to the Account.

                 4. Definition of Cause. Section 22 of the Current Agreement shall be amended to read as follows:

                 If Grey at any time should validly terminate Meyer's employment hereunder for Cause, he shall tender his resignation as a director. As used in this Agreement, "Cause" shall mean (a) the willful and continued failure by Meyer to substantially perform
         Meyer's duties with Grey (other than any such failure resulting from Meyer's incapacity due to physical or mental illness or any such actual or anticipated failure resulting from Meyer's voluntary termination or termination for Good Reason or other similar reason) with knowledge that such failure is demonstrably and materially injurious to Grey, monetarily or otherwise, or (b) the entry of an order and judgment of conviction of Meyer in a court of law of a felony (within the meaning of 18 U.S.C. Section 1) which substantially impairs Meyer's ability to perform his duties with Grey; provided, in any event, Meyer shall be given written notice by the Board of Directors that it intends to terminate Meyer's employment for Cause under this Section 22, which written notice shall specify the basis on which the Board of Directors intends to terminate Meyer's employment, and Meyer shall then be given the opportunity within fifteen days of his receipt of such notice, to have a meeting with the Board of Directors to discuss such matter. Meyer shall then be given seven days after such meeting within which to cease, or correct, the performance (or nonperformance) giving rise to such written notice, or, if practicable under the circumstances, to demonstrate his ability to perform his duties with Grey, and upon Meyer's failure within seven days to so perform, Meyer's employment shall automatically be terminated hereunder for Cause. For purposes of this Section 22, no act, or failure to act, on Meyer's part shall be considered "willful" unless done or omitted to be done, by Meyer not in good faith and without reasonable belief that his action or omission was in the best interest of Grey.

Grey also acknowledges that it is not aware of any actions occurring prior to the date of this Agreement which would constitute "Cause" as defined in such
Section 22.

                 5. Status of Current Agreement. Except as amended hereby, the terms and conditions of the Current Agreement shall remain in full force and effect.

                 IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written.


                                                           GREY ADVERTISING INC.


                                                           By /s/ S G Felsher
                                                             ------------------


                                                           /s/ E H Meyer
                                                           ---------------------
                                                               Edward H. Meyer

                                                                      EXHIBIT A

                             GREY ADVERTISING INC.
                          DEFERRED COMPENSATION TRUST


                 This Trust Agreement made as of the 22nd day of March, 1995, by and between Grey Advertising Inc. (the "Company") and United States Trust Company of New York (the "Trustee");

                 WHEREAS, the Company has entered into an employment agreement (the "Agreement") first executed effective February 9, 1984 with Edward H. Meyer (the "Executive"), which Agreement has been last amended and extended as of March 22, 1995, by an Amendment and Extension Agreement (the "Amendment"), a copy of which is annexed hereto as Exhibit A;

                 WHEREAS, the Amendment contains, as Section 3 thereof, a provision titled "Deferral of Compensation" (such section hereinafter referred to as the "Deferred Compensation Agreement");

                 WHEREAS, the Company may incur liability under the terms of such Deferred Compensation Agreement with respect to the Executive;

                 WHEREAS, the Deferred Compensation Agreement contemplates the establishment of this trust (hereinafter called the "Trust") and the contribution by the Company to the Trust from time to time of amounts that shall be held herein for the benefit of the Executive;

                 WHEREAS, the assets of this Trust shall be subject to the claims of the Company's creditors in the event of the Company's Insolvency, as herein defined, until paid to the Executive in such manner and at such times as specified herein and in the Deferred Compensation Agreement;

                 NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

                 Section 1.       Establishment of Trust.

                 (a) The Company hereby deposits with the Trustee in trust the sum of $100, which, together with additional contributions made in accordance with the terms hereof, shall comprise the principal of the Trust. The principal of the Trust, together with earnings thereon, shall be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

                 (b) The Trust hereby established shall be irrevocable, but is subject to termination in accordance with Section 12 hereof.

                 (c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

                 (d) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the purposes herein set forth. The Executive shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Deferred Compensation Agreement and this Trust Agreement shall be mere unsecured contractual rights of the Executive against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event that the Company is considered Insolvent, as defined in Section 3(a) herein.

                 (e) At such time as a contribution to the Trust is required pursuant to the Deferred Compensation Agreement, the Company shall contribute in cash to the Trustee hereunder an amount equal to the contributions required to be made pursuant to the terms of the Deferred Compensation Agreement. The Trustee shall not have any right to compel such contributions.

                 (f) Amounts held in the Trust shall not be subject to offset by the Company for any claims it may have against the Executive.

                 Section 2.      Payments to Executive.

                 (a) Except as otherwise provided herein and subject to the provisions of this Section 2(a), the Trustee shall make payment to the Executive in accordance with written instructions received from the Executive or the Company, which instructions shall include a certification that (1) the Executive is entitled to payment under the Deferred Compensation Agreement, and the amount of such payment, and (2) a copy of such instructions has been provided to the Company or the Executive, as the case may be. Unless the Company or the Executive (as the case may be), by written notice to the Trustee and the Executive or the Company (as the case may be), objects to the payment called for by such instructions within ten business days of its receipt thereof (the bases for such objection by the Company being limited to (i) the Company's Insolvency (as defined in Section 3(a) hereof) and (ii) the amount of such payment not being payable under the Deferred Compensation Agreement), the Trustee shall make payment to the Executive in accordance with such instructions. In the event the Trustee receives such objection within such ten-day period, it shall not make payment until receipt of, and then in accordance with, written instructions from the Company and the Executive.

                 (b) The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits to or in respect of the Executive pursuant to the terms of the Deferred Compensation Agreement and shall pay amounts withheld to the appropriate taxing authorities or, if such amounts have been reported, withheld and paid by the Company, to the Company. Prior to making any payments to the Executive hereunder, the Trustee shall receive written instructions as to any withholding obligations, which instructions shall include (1) a certification as to the amount to be withheld and the person or authority to whom such amount shall be paid and (2) a certification that a copy of such instructions has been provided to the Executive. Unless the Executive, by written notice to the Trustee and the Company, objects to the withholding of the amounts set forth in such instructions, the Trustee shall withhold such amounts and pay such amounts to the party called for in such instructions. In the event the Trustee receives such objection within such ten-day period, it shall not withhold or make payments hereunder until receipt of, and then in accordance with, instructions from the Company and the Executive.

                 (c) The Company may make payment of benefits directly to the Executive in accordance with the terms of the Deferred Compensation Agreement. In the event that the Company pays the entire amount then due to the Executive pursuant to the terms of the Deferred Compensation Agreement, then the Trustee, upon receipt of certification from the Company and the Executive that such payment has been made, shall return to the Company all Trust assets that have been credited to the Executive's Trust Account (as defined in Section 5(a) hereof).

                 Section 3. Trustee Responsibility Regarding Payments to Trust Beneficiary When the Company Is Insolvent.

                 (a) The Trustee shall cease payment of benefits to the Executive if the Company is Insolvent. The Company shall be considered "Insolvent" for purpose of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending procedure as a debtor under the United States Bankruptcy Code.

                 (b) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

                                  (1)  The Board of Directors and the Chief
         Financial Officer of the Company shall have the duty to inform the Trustee in writing of the Company's becoming Insolvent. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to the Executive.

                                  (2)  Unless the Trustee has actual knowledge
         of the Company's becoming Insolvent, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the

         Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

                                  (3)  If at any time the Trustee has determined
         that the Company is Insolvent, the Trustee shall discontinue payments to the Executive and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of the Executive to pursue his rights as a general creditor of the Company with respect to benefits due under the Deferred Compensation Agreement or otherwise.

                                  (4)  The Trustee shall resume the payment of
         benefits to the Executives in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

                 Section 4. Payments to Company. Except as provided in Sections 2(b), 2(c), 3, 6, and 12 hereof, the Company shall have no right or power to direct the Trust-ee to return to the Company or to divert to others any of the Trust assets before all payments of benefits have been made to or in respect of the Executive pursuant to the terms of the Deferred Compensation Agreement.

                 Section 5.       Accounts and Investment Authority.

                 (a) Contributions to the Trust on behalf of the Executive and any interest and earnings thereon shall be credited, and any distribution from the Trust or losses thereon shall be debited, to an account (the "Trust
Account") established and held by the Trustee for the Executive.   Assets held
in the Trust shall be invested in Permitted Assets as directed by the Company or, in the absence of such direction, in Permitted Assets of the type referred to in clause (ii) of the next sentence (except that the Trustee may invest in Permitted Assets of the type referred to in clause (iii) of the next sentence until such time as assets of the type referred to in clause (ii) may be purchased). For purposes of the preceding sentence, "Permitted Assets" shall mean one or more of the following alone or in combination:

                          (i)  cash; or

                          (ii) direct obligations of the United States of America or agencies of the United States of America or obligations unconditionally and fully guaranteed as to principal and interest by the United States of America, in each case maturing within five years or less from the date of acquisition; or

                          (iii) negotiable certificates of deposit (in each case maturing within five years or less from the date of acquisition) issued by a commercial bank organized and existing under the laws of the United States of America or any state thereof having a combined capital and surplus of at least $1,000,000,000;

                          (iv) corporate debt obligations such as bonds, debentures and commercial paper of investment grade as rated within the four highest ratings of Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"), and maturing within five years or less from the date of acquisition;

                          (v) a commingled fund maintained by the Trustee which invests in (i)-(iv) above; or

                          (vi) other assets selected by the Company with the consent of the Executive.

The Trustee shall not be liable for failure to maximize the income earned on that portion of the Trust as is from time to time invested or reinvested as set forth above, nor for any loss of income due to liquidation of any investment which the Trustee, in its sole discretion, believes necessary to make payments or to reimburse expenses under the terms of this Trust.

                 (b) In no event may the Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by the Company or any affiliate, other than a de minimis amount held in common investment vehicles in which the Trustee invests.

                 Section 6. Treatment of Trust Income; Taxes. During the term of this Trust, all income received by the Trust, net of expenses, shall be accumulated and reinvested; provided, however, that the Trustee, as soon as practicable following receipt of notice from the Company and the Executive, shall distribute to the Company such amount (set forth in the aforementioned notice) as shall be necessary for the Company to satisfy any required withholding obligation for Medicare or other taxes (other than applicable taxes described in the succeeding sentence) in respect of credits to the Account (as defined in the Deferred Compensation Agreement) representing earnings of the Trust prior to distribution of such earnings to Executive pursuant to the Deferred Compensation Agreement. The Company shall be solely responsible for the payment of all applicable income and other taxes imposed on the Trust with respect to interest and other earnings on amounts held in the Trust.

                 Section 7.     Accounting by Trustee.

                 The Trustee shall separately keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, with respect to the Trust Account of the Executive, including such specific records as shall be agreed upon in writing between the Company, the Executive and the Trustee. Within 30 days following the close of each calendar quarter and within 120 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company and the Executive a written account of its administration of the Trust during such quarter or during the period from the close of the last preceding quarter to the date of such removal or resignation, setting forth with respect to the Trust Account, all investments, receipts, disbursements and other transactions effected by it for the Executive, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust for the Executive at the end of such quarter or as of the date of such removal or resignation, as the case may be.

                 Section 8.  Responsibility of Trustee.

                 (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company or the Executive that is contemplated by, and in conformity with, the terms of the Deferred Compensation Agreement or this Trust. In the event of a dispute between or among the Company, the Executive and the Trustee, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

                 (b) The duties and responsibilities of the Trustee shall be limited to those expressly set forth in this Trust, and no implied covenants or obligations shall be read into this Trust against the Trustee.

                 (c) If, pursuant to Section 3 hereof or otherwise, all or any part of the Trust is at any time attached, garnished, or levied upon by any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by a court affecting such property or any part thereof, then and in any of such events the Trustee is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree, and it shall not be liable to the Company (or any of its subsidiaries), or the Executive by reason of such compliance even though such order, writ, judgment or decree subsequently may be reversed, modified, annulled, set aside or vacated.

                 (d) The Trustee shall not be liable for any act taken or omitted to be taken hereunder if taken or omitted to be taken by it in good faith. The Trustee shall also be fully protected in relying upon any notice given hereunder which it in good faith believes to be genuine and executed and delivered in accordance with this Trust.

                 (e) The Trustee may consult with legal counsel and certified public accountants to be selected by it, and the Trustee shall not be liable for any action taken or suffered by it in accordance with the advice of such counsel or accountants.

                 (f) The Company shall indemnify and hold harmless the Trustee from and against any and all damages, losses, claims or expenses as incurred (including expenses of investigation and fees and disbursements of counsel and of certified public accountants to the Trustee) arising out of or in connection with the performance by the Trustee of its duties hereunder. Any amount payable to the Trustee under Section 9 or this paragraph (f) and not previously paid by the Company shall be paid by the Company promptly upon demand therefor by the Trustee or, if the Trustee so chooses in its sole discretion, from the Trust. If the payment is made hereunder to the Trustee from the Trust, the Trustee shall promptly notify the Company in writing of the amount of such payment. Upon receipt of such notice, the Company shall deliver to the Trustee, to be held in the Trust, cash in an amount equal in value to the amount of any payments made from the Trust to the Trustee pursuant to this paragraph (f). The failure of the company to transfer any such amount shall not in any way impair the Trustee's right to indemnification, reimbursement and payment pursuant to Section 9 or this paragraph (f).

                 (g) The Trustee shall have, without exclusion, all powers conferred on the Trustee by applicable law, unless ex- pressly provided otherwise herein.

                 (h) Notwithstanding any power granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code of 1986, as amended.

                 Section 9.      Compensation and Expenses of Trustee.

                 The Company shall pay all administrative and Trustee's fees and expenses. The fees of the Trustee shall be such amount as the Company and Trustee may agree upon from time to time.

                 Section 10.     Resignation and Removal of Trustee.

                 (a) The Trustee may resign at any time by written notice to the Company, which shall be effective

30 days after receipt of such notice unless the Company and the Trustee agree otherwise.

                 (b) The Trustee may be removed by the Company (with the consent of the Executive) on 30 days' notice or upon shorter notice accepted by Trustee.

                 (c) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 30 days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

                 (d) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions.

                 Section 11.      Appointment of Successor.

                 (a)  If the Trustee resigns or is removed in accordance with
Section 10(a) or (b) hereof, the Company (with the consent of the Executive, which shall not be unreasonably withheld) may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appoint- ment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

                 (b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 5, 7 and 8 hereof. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

                 Section 12.     Amendment or Termination.

                 (a) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company; provided, however, that no amendment that alters or impairs the rights of the Executive hereunder may be made without the prior written consent of the Executive.

                 (b) The Trust shall not terminate until the date on which the Executive is no longer entitled to payments pursuant to the terms of the Deferred Compensation Agreement. Upon termination of the Trust, any assets remaining in the Trust shall be returned to Company.

                 (c) Upon written approval of the Executive, the Company may terminate this Trust prior to the time all benefit payments under the Deferred Compensation Agreement have been made. All assets in the Trust at termination shall be returned to the Company.

                 13. Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

If to the Company:

                          Grey Advertising Inc.
                          777 Third Avenue
                          New York, New York  10017
                          Attn:  Corporate Secretary

If to the Executive:

                          Edward H. Meyer
                          580 Park Avenue
                          New York, New York 10021

If to the Trustee:

                          United States Trust Company of New York
                          114 W. 47th Street
                          New York, New York  10036
                          Attn: Lorraine B. Tsavaris

or to such other address as any of the foregoing may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                 Section 14.     Miscellaneous.

                 (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibi- tion, without invalidating the remaining provisions hereof.

                 (b) Benefits payable to the Executive under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process. References to Executive in this Trust Agreement shall include, in the event of the Executive's disability, his guardian, and, in the event of his death, the executor of the Executive's estate.

                 (c) This Trust Agreement shall be construed in accordance with and governed by the laws of New York without regard to its conflict of laws principles.

                 (d) In the event that any provision of this Trust or the application thereof to any person or circumstances shall be determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Trust, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Trust shall be valid and enforced to the fullest extent permitted by law.

                 Section 15.      Effective Date.

                 The effective date of this Trust Agreement shall be as of March 22, 1995.

                 IN WITNESS WHEREOF, the parties hereto have executed the Trust as of the date first above written.

                                           GREY ADVERTISING INC.



                                           By:_____________________________



                                           UNITED STATES TRUST COMPANY OF
                                           NEW YORK, Trustee



                                           By:_____________________________